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                                                                      EXHIBIT 21


                Subsidiaries of AmeriSource Health Corporation

        As of December 1, 2000, the subsidiaries of AmeriSource Health Corporation, together with their respective jurisdictions of incorporation, were as follows:


            Subsidiary               Jurisdictions of Incorporation
            ----------               ------------------------------

     AmeriSource Corporation                   Delaware
    C.D. Smith Healthcare, Inc.                Missouri